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                                LIST OF EXHIBITS

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
1.1(a)      Copy  of Standard Terms and Conditions of Trust between John Nuveen & Co. Incorporated,
            Depositor, and The Chase Manhattan Bank, Trustee. Filed as Exhibit 1.1(A) to the  Spon-
            sor's  Registration Statement filed with respect to  Series 823 (File No. 33-62325) and is incorporated herein by reference.
1.1(b)      Trust Indenture and Agreement (to be supplied by amendment).
1.2*        Copy of Certificate of  Incorporation, as amended, of  John Nuveen & Co.  Incorporated,
            Depositor.
1.3**       Copy  of amendment of Certificate  of Incorporation changing name  of Depositor to John
            Nuveen & Co. Incorporated.
2.1         Copy of Certificate of Ownership (included in Exhibit 1.1(A) and Incorporated herein by reference).
3.1         Opinion of counsel as  to legality of  securities being registered  (to be supplied  by amendment).
3.2         Opinion  of counsel as to Federal income  tax status of securities being registered (to be supplied by amendment).
3.3         Consents of special state  counsel to the Fund  for state tax matters  to use of  their names in the Prospectus (to be supplied by amendment).
4.1         Consent of Standard + Poor's Corporation (to be supplied by amendment).
4.2         Consent of Kenny S+P Evaluation Services (to be supplied by amendment).
4.3         Consent of Carter, Ledyard & Milburn (to be supplied by amendment).
6.1         List of Directors and Officers of Depositor and other related information (incorporated by  reference to Form S-6 [File  No. 33-62325] filed on September  7, 1995 on behalf of
            Nuveen Tax-Exempt Unit Trust, Series 823).
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    * Incorporated by  reference to  Form N-8B-2  (File No.  811-1547) filed  on behalf of Nuveen Tax-Exempt Unit Trust, Series 16.

    ** Incorporated by reference to Form N-8B-2 (File No. 811-2198) filed on behalf of Nuveen Tax-Exempt Unit Trust, Series 37.